UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 29, 2007

CENTERLINE HOLDING COMPANY
(Formerly CharterMac)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Definitive Material Agreement

On August 29, 2007, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the “Companies”), each of which is a subsidiary of Centerline Holding Company (the “Registrant”), entered into an amendment (the “Amendment”) to the Warehousing Credit and Security Agreement (the “Agreement”), dated May 31, 2007, with certain lenders and Citicorp USA, Inc., as the agent for the lenders.  The Amendment amends the Agreement to (a) add SunTrust Bank and Wachovia Bank N.A. as lenders; (b) reduce the commitment of the lenders from three hundred million dollars to no more than two hundred fifty million dollars; and (c) added a covenant as to minimum servicing portfolio size.  The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a).	Financial Statements

Not Applicable

(b).	Pro Forma Financial Information

Not Applicable

(c).	Exhibits

Exhibit 10.1 First Amendment to Warehousing Credit and Security Agreement, dated as of August 29, 2007, among Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc, as borrowers, Citicorp USA, Inc., SunTrust Bank and Wachovia Bank, N.A., as lenders, and Citicorp USA, Inc, as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)
BY:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

August 29, 2007

Exhibit Index

Exhibit 10.1 First Amendment to Warehousing Credit and Security Agreement, dated as of August 29, 2007, among Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc, as borrowers, Citicorp USA, Inc., SunTrust Bank and Wachovia Bank, N.A., as lenders, and Citicorp USA, Inc, as agent for the lenders.